CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-51501, Form S-8 No. 333-59117 and Form S-8 No. 333-59115) of
our report dated March 31, 1999 (except Note 6, as to which the date is April 14, 1999), with respect to the consolidated financial statements of TearDrop Golf Company included in its Annual Report (form 10-KSB) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP

Chicago, Illinois
April 14, 1999